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                                                                    Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Amendment No. 2 to Registration Statement on Form S-3 (Registration No. 333-69614) and related Prospectus of Aradigm Corporation for the registration of 4,003,245 shares of its Common Stock and to the incorporation by reference therein of our report dated February 20, 2001 with respect to the financial statements of Aradigm Corporation included in its Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP
Palo Alto, California
November 30, 2001